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                                                                    EXHIBIT 21.1


  SUBSIDIARIES OF REGISTRANT


  Name of Subsidiary        State of Incorporation         Percent Ownership
  ------------------        ----------------------         -----------------

  USGRIPS, Inc.*                 California                       100%




  * doing business as USGRIPS and Griptec